Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of Bob’s Discount Furniture, Inc. of our report dated September 19, 2025 relating to the financial statements of BDF Holding Corp., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
January 9, 2026
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